Exhibit 99.2

Consent to be Named as a Director Nominee

In connection with the filing by Semper Paratus Acquisition Corporation (the “Company”) of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named in the Registration Statement, the proxy statement/prospectus included in the Registration Statement, and any and all amendments and supplements thereto, as a nominee to the board of directors of the Company following consummation of the business combination described in the Registration Statement and such proxy statement/prospectus, in connection with which the Company will be renamed Tevogen Bio Holdings Inc. I also consent to the filing of this consent as an exhibit to such Registration Statement and any and all amendments and supplements thereto.

Dated: December 12, 2023	/s/ Keow Lin Goh
	Name:	Keow Lin Goh